UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2017

Merrimack Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35409	04-3210530
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square, Suite B7201 Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 441-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On February 6, 2017, Merrimack Pharmaceuticals, Inc. (the “Company”) terminated the Consulting and Confidentiality Agreement, dated as of October 3, 2016, between the Company and Robert Mulroy, the Company’s former President and Chief Executive Officer, pursuant to which Mr. Mulroy had been available to assist Gary Crocker, the Company’s interim President and Chief Executive Officer, with the leadership transition of the Company. Such termination was made in connection with Richard Peters, M.D., Ph.D., becoming the Company’s President and Chief Executive Officer on February 6, 2017, and was without cause (as defined in the Consulting and Confidentiality Agreement). As a result of such termination without cause, all unvested equity awards held by Mr. Mulroy immediately vested and will remain exercisable for either 60 days or three months in accordance with the applicable equity plans and award agreements. Such immediately vested equity awards have exercise prices ranging from $5.02 to $9.08.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.02 above is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMACK PHARMACEUTICALS, INC.

Date: February 7, 2017	By:	/s/ Jeffrey A. Munsie
Jeffrey A. Munsie General Counsel